UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2024

IDEANOMICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35561	20-1778374
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

114 Broadway, Suite 5116
New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

212-206-1216
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IDEX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Secured Convertible Debenture Purchase Agreement

On February 29, 2024, the Company consummated the sale to YA II PN, Ltd. (“YA II”, the "Buyer") of a new Secured Convertible Debenture in a private placement pursuant to that certain Secured Debenture Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “SDPA”), dated as of October 25, 2022 (the “First Closing Date”), as amended by the First Amendment to Secured Debenture Purchase Agreement of March 30, 2023, as further amended by the Second Amendment to Secured Debenture Purchase Agreement of April 17, 2023, as further amended by the Third Amendment to Secured Debenture Purchase Agreement of May 1, 2023, and as further amended by the previously reported Fourth Amendment to Secured Debenture Purchase Agreement of July 13, 2023. This new Secured Convertible Debenture is for a purchase price of $1,500,000. Upon the terms and subject to the conditions contained in the Fourth Amended SDPA and this new Secured Convertible Debenture, the Company promises to pay to the Buyer $1,900,000 on September 30, 2024, (a) subject to earlier redemption at the Company’s option and (b) subject to acceleration at the holder’s option upon an event of default described in the Debenture. Interest shall accrue on the outstanding Principal Amount hereof at an annual rate equal to 8% (“Interest Rate”); provided that such Interest Rate shall be increased to 18% upon an Event of Default.

Upon an event of default, the holder of this new Secured Convertible Debenture is entitled to convert any portion of the outstanding principle and accrued interest into shares of the Company’s common stock (the “Common Stock”), at a conversion price per share equal to the lower of (i) $1.12 per share (the “Fixed Price”) or (ii) 90% of the lowest daily VWAP during the ten (10) consecutive Trading Days immediately preceding the Conversion Date (the “Variable Price”) or other date of determination (the “Variable Measurement Period”), which solely in the case of the Variable Price shall not be lower than the Floor Price of $0.204. The Conversion Price shall be adjusted from time to time pursuant to the other terms and conditions of this Debenture. This new Secured Convertible Debenture contains a standard “buy-in” provision in the event that the Company fails to shares within three trading days after receipt of a notice of conversion, and a standard “blocker” provision that limits the right to convert any portion of this new Debenture to the extent that after giving effect to such conversion the holder together with its affiliates would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion.

The proceeds of this new Secured Convertible Debenture shall be used to support overall operational needs and costs related to Wireless Advanced Vehicle Electrification LLC, a wholly owned subsidiary of the Company; as well as to support the initial costs associated with the Purchase Order from Confidential customer as disclosed previously in the Company's January 18, 2024 Form 8K filing.

The foregoing are only summaries of the material terms of the SDPA and this new Secured Convertible Debenture, and do not purport to be complete descriptions of the rights and obligations of the parties thereunder, and such summaries are qualified in their entirety by reference to such agreements, which are filed as exhibits to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
10.1	Secured Convertible Debenture dated as of February 29th, 2024, by and between Ideanomics, Inc and YA PN II LTD
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEANOMICS, INC.

	By:	/s/ Alfred P. Poor
Date: February 29, 2024	Name: Alfred P. Poor
Title: Chief Executive Officer